EX-10.1
                              Distribution and License Agreement



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                                  EXHIBIT 10.1

                       DISTRIBUTION AND LICENSE AGREEMENT

Date:  26-8-98

Parties:

1. EHPC Ionisation Limited, a company incorporated in England, whose registered office is at 87A Newington Causeway, London, SE1 6DH, England ("EHPCI")

2. Aqua Bio Technologies, a company incorporated in accordance with the laws of the State of Delaware, in the United States of America, whose principal place of business is at 28870 US 19 North, Suite 300, Clearwater, Florida 33761, USA ("ABTI")

3. NVID International Inc, a company incorporated in accordance with the laws of the State of Delaware, in the United States of America, whose principal place of business is at 28870 US 19 North, Suite 300, Clearwater, Florida 33761, USA ("NVID")

4. EHPC Limited, a company incorporated in England whose registered office is at 87A Newington
        Causeway, London, SEl 6DH, England ("EHPC")

Recitals:

(A) EHPCI manufactures electronic water treatment systems, incorporating the Random Metering System (hereinafter referred to as the "RMS System" as defined in clause 1.1 below) for which the Patent Applications (as hereinafter defined) have been filed and wishes to extend the area in which sales are made to the United States of America and Canada, countries in which it has no existing customers and no marketing experience for the water treatment system incorporating the RMS System.

(B) NVID has considerable experience in the marketing distribution and assembly of water treatment systems within the Territories and has established ABTI as its wholly owned subsidiary to assist it in such marketing, distribution and assembly activities

(C) Because of the expertise which NVID and ABTI have in the distribution and assembly of water purification systems, EHPCI wishes to appoint ABTI, and ABTI wishes to act, as EHPCI's distributor and EHPCI wishes to grant to ABTI a license to assemble the RMS System and any of the Products (as hereinafter defined) in the Territories (as hereinafter defined)

(D)     EHPC owns a controlling interest in EHPCl

(E) EHPCI is currently discussing a licensing arrangement with Wallace and Tiernan Limited ("USF/W&T") of Priory Works Tunbridge, Kent, TN England, which is a wholly owned subsidiary of US Filters Inc ("USF") of 40004 Cook Street, Palm Desert, California, 92211 pursuant to which USF/W&T would also be granted by EHPCI a license to market the RMS System and the Products throughout the world and to assemble and manufacture the RMS System in the United Kingdom and the United States of America utilizing the Products supplied by EHPC.


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(F)     It is  acknowledged  by EHPCI and ABTI that if a license  is  granted to
        USF/W&T as aforesaid EHPCI will require the assistance of ABTI in relation to research market and product development in order to enable it to perform its obligations to USF/W&T

Operative provisions:

1.      Interpretation

1.1     In this Agreement, unless the context otherwise requires:

`CERTIFICATION' means the UL certification required for electrical standards and the NSF standard 50/60 (National Sanitation Foundation) certification for commercial and drinking water applications in the United States of America.

`FORCE MAJEURE' means, in relation to either party, any circumstances beyond the reasonable control of that party (including, without limitation, any strike, lock-out or other form of industrial action).

`INVOICE VALUE' means the sums invoiced by EHPCI to ABTI in respect of any Products less any amounts for transport or insurance included in the invoice.

`GROSS PROFIT' means the difference between (a) the amount invoiced by ABTI to its customers in respect of the RMS System and (b) the aggregate cost to ABTI of purchasing the RMS System or, where EHPCI has not supplied ABTI with the complete RMS System, the agreed costs of any components supplied by EHPCI (together with the import and freight costs and insurance costs of shipping the Products to the Territories) and/or the costs of components purchased by ABTI and freight and shipping costs and insurance costs together with the cost of assembling the components to form the complete RMS System




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`INTELLECTUAL  PROPERTY' means any patent, the Patent  Applications,  copyright, registered design, Trade Mark, Specification, Manufacturing Know-How, Technical Know-How or other industrial or intellectual property right existing in the Territories m respect of the Products, and applications for any of the foregoing.

`MANUFACTURING KNOW-HOW' means information relating to functions pertaining to the manufacture and/or assembly of the RMS System and/or any of the Products (including but not limited to engineering, design, manufacturing, packaging, formulating, testing, raw materials purchasing, raw materials specifications, quality of the RMS System and of the Products)

`PATENT APPLICATIONS' together means (a) the pending application for a patent made jointly by messrs Bruce Wilden, Randy Reid and Syd Garvey within the United States of America for electronic water treatment products incorporating the Random Metering System (RMS) (patent application number 08/913422 filed on 15`h September 1997) ("the US Patent Application") and (b) the pending application for a patent made jointly by messrs Bruce Wilden, Randy Reid and Syd Garvey within the Canada for electronic water purification products incorporating the Random Metering System (RMS) (patent application number 2215370 filed on 15 September 1997.

`PRODUCTS' means the products and/or components relating to the RMS System and listed in Schedule 1 and such other products and/or components as may be agreed from time to time between the parties pursuant to clause 2.10

`RESTRICTED INFORMATION' means any trade secrets or confidential knowledge or any financial or trading information relating to EHPCI, the RMS System, the Products or their assembly, any other data or information which is disclosed by EHPCI whether in writing or orally to ABTI pursuant to or in connection with this Agreement and whether or not it is expressly stated to be confidential or marked as such and any other information which is not in the public domain at the date hereof including, without prejudice to the generality of the foregoing, the Specification, the Manufacturing Know-How, the Technical Know-How or any improvement or development disclosed to ABTI by EHPCI pursuant to clause 4.11, any information relating to services, developments, inventions, processes, plans, financial information, customer (prospective customer) lists, forecasts and projections, and engineering methods

"RAIS SYSTEM" means the water purification system incorporating the random metering system developed by EHPCI and licensed to ABTI in accordance with the terms of this Agreement.

`THE SPECIFICATION' means the manufacturing and performance specification for the RMS System set out in Schedule 4 hereto as amended from time to time by EHPCI and notified in writing to ABTI

`TECHNICAL KNOW-HOW' means all information pertaining to the methods of use, application, maintenance or servicing of the RMS System now possessed by EHPCI and all improvements to or developments of such methods disclosed by EHPCI to ABTI

`TERRITORIES' means the countries listed in Schedule 3

`TRADE MARKS' means: such trade marks as are used by EHPCI in relation to the Products and/or the RMS System at any time during this Agreement

`USF/W&T AGREEMENT' means any agreement or arrangement entered into between EHPCI and USF/W&T pursuant to which EHPCI shall grant to USF/W&T a license to distribute and/or manufacture the RMS System and/or any of the Products

`USF/W&T LICENCE FEE' means the fixed sum agreed to be paid by USF/W&T to EHPCI in consideration of EHPCI granting to USF/W&T a license to distribute and/or manufacture the RMS System and or any of the Products pursuant to the USF/W&TUSF/W&T Agreement

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`YEAR OF THIS  AGREEMENT'  means the  period of 12 months  from the date of this
Agreement and each subsequent consecutive period of 12 months during the period of this Agreement.

1.2 Any reference in this Agreement to `writing' or cognate expressions includes
a  reference  to  E-mail,   facsimile   transmission  or  comparable   means  of
communication.

1.3 Any reference in this Agreement to any provision of a statute shall be construed as a reference to that provision as amended, re-enacted or extended at the relevant time.

1.4 The headings in this Agreement are for convenience only and shall not affect its interpretation.

2.      Appointment of ABTI

2.1     Subject to clause 12, EHPCI hereby appoints ABTI to act as

(a) Importer and distributor for the resale of the RMS System and of the Products in the Territories; and

(b) Assembler of the RMS System and the Products in the Territories and ABTI agrees to act in such capacities, subject to the terms and conditions of this Agreement.

2.2 Subject to and upon the terms and conditions of this Agreement, EHPCI hereby grants to ABTI a license to use the Manufacturing Know-How, and the Technical Know-How (hereinafter referred to as the `Licensed Know-How') to enable it to assemble, sell, distribute and service the RMS System and the Products in the Territories during the term of this Agreement.

2.3 ABTI shall be entitled to describe itself as `Importer, Distributor, and Assembler for the RMS System and the Products, but it shall not hold itself out as EHPCI's agent for sales of the RMS System or any of the Products or as being entitled to bind EHPCI in any way.

2.4 ABTI may appoint third parties to assist it in the distribution and sale of the RMS System and the Products Provided that it shall notify EHPCI before appointing any such third party, and it shall use its reasonable endeavors to ensure that any agreement made with such a third party shall not contain any provision which may be in breach of or give rise to any investigation or proceedings under the Federal Trade Commission's Trade Regulation Rule on
Franchising and Business Opportunity Ventures 1979 ( or any modification or amendment thereof) or any other regulation rule or law applicable in the State of Florida regulating franchise operations.

2.5 Without the prior and express permission of EHPCI, ABTI is prohibited from sub licensing the rights granted hereunder pursuant to clause 2.2, including but

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not  limited  to the  use of  the  Manufacturing  Know-How,  and  the  Technical
Know-Howany other entity other than any third party appointed in accordance with clause 2.4 ABTI shall ensure that all sub-licenses granted by it comply with all the terms and conditions of this Agreement and provided that in the event of a permitted sub-license, all obligations, liabilities and duties of ABTI under this Agreement shall remain the primary responsibility of ABTI to the intent that any act or omission of a permitted sub-licensee shall be deemed to be an act or omission of ABTI.

2.6 ABTI agrees to assemble the RMS System and the Products to the Specification .In order that EHPCI may be assured that the provisions of this Agreement are being observed ABTI shall allow EHPCI or any servant or agent of EHPCI to enter upon its premises at any time during normal business hours for the purpose of inspecting ABTI's method's of assembly of the RMS System and the Products.

2.7 In the event that ABTI fails at any time to assemble the RMS System and/or any of the Products in accordance with the Specification then upon written notice from EHPCI (such notice to be headed "Cure Notice" and to refer specifically to clause 12.3 and the possible termination of this Agreement in the event of failure to comply with the notice), ABTI shall immediately discontinue the, assembly, distribution and sale of such non-conforming RMS Systems and/or Products and shall immediately take any and all necessary steps requisite for meeting the Specification in respect of such RMS System and/or Products. If ABTI fails to meet the Specification in respect of such RMS System and/or Products within 30 days next following such notice from EHPCI, such failure shall constitute a material breach of this Agreement and sufficient cause for EHPCI to terminate this Agreement.

2.8 ABTI and NVID each hereby agree to indemnify and keep indemnified EHPCI and EHPC from and against all liabilities, costs, claims, demands and expenses arising from the assembly of the RMS System and any of the Products by ABTI. ABTI and NVID shall each maintain adequate indemnity insurance of not less than $1,000.000 with a reputable insurance company in order to satisfy any claim which EHPCI and/or EHPC may make under this clause 2. 8

2.9 EHPCI undertakes that it shall refer all inquiries I may receive from potential customers for the RMS System in the Territories to ABTI

2.10 Provided that and for so long as EHPCI shall not have entered into the USF/W&T Agreement EHPCI undertakes that ABTI shall have a first right of refusal

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to market and/or  distribute any new products which EHPCI may hereafter  develop for sale in the Territories Provided that (a) if ABTI shall not have agreed to market and/or distribute any of such new products within 21 days of EHPCI notifying it of such new products, EHPCI shall be entitled (directly or indirectly) to sell, market and/or distribute such new products in the Territories for its own benefit; and (b) EHPCI shall not be obliged to offer any new products to ABTI as aforesaid if such new products have been jointly developed with a third party and provided that such products do not compete with the RMS System with respect to its capacity (which, without prejudice to the generality of the foregoing, shall include the volume of water treatable per hour) or its effectiveness (which, without prejudice to the generality of the foregoing, shall include the number and type of viruses and bacteria which may be treatable by the RMS System)

2.11 ABTI shall use its reasonable endeavors to promote the Products within the Territories and shall at all times be just and faithful to EHPCI in all transactions and matters relating to, or in any way connected with this Agreement.

2.12 EBPCI shall use its reasonable endeavors to procure that forthwith on the signing of this Agreement there shall be issued to ABTI such number of ordinary shares of (pound) 1 each in the capital of EHPC free from all liens, charges and encumbrances and together with all rights attaching thereto as shall be equal to 10% of the total issued share capital of EHPC as at the date of issue thereof and delivery to ABTI of the share certificates therefore. Such number of shares as shall be equal to 50% of the total of the shares to be issued to ABTI shall be issued on the execution of this Agreement and the balance shall be issued on the first anniversary of the execution of this Agreement. Such shares are to be held on such terms as are set out in the Articles of Association of EBPCI

2.13 For the avoidance of doubt, EHPCI shall not be involved in the management or operation of ABTI or its business.

3.      Payments to be made by ABTI and/or NVID

3.1 In consideration of EHPCI granting ABTI the right to distribute, assemble, sell and service the RMS System and the Products within the Territories for the term specified in clause 12.1, ABTI shall (or shall procure):

3.1.1 that forthwith on signing this Agreement NVID shall issue to EBPCI such number of shares of common stock par value one tenth of a US cent each free from all liens, charges and encumbrances and together with all rights attaching thereto as shall increase the number of shares issued to EHPCI hereunder to such number of shares as shall be equal to 5% of the total number of shares in issue by NVID after the issue of such shares to EHPCI and shall deliver to EHPCI the share certificates in respect thereof.

3.1.2that on the first anniversary of the execution of this Agreement (provided that it shall still be in full force and effect and that EBPCI shall not have committed any material breach thereof which, if capable of remedy (as defined in clause 12.4), it has failed to remedy within 30 days of a written notice giving full particulars thereof and requiring it to be remedied) NVID shall issue to EHPCI such number of shares of common stock par value US one tenth of a cent each free from all liens charges and encumbrances and together with all rights attaching thereto as shall increase the number of shares issued to EHPCI hereunder to such number of shares as shall be equal to 20% of the total number of shares in issue by NVID immediately after the issue of such shares to EHPCI and shall deliver to EHPCI the share certificates in respect thereof. EHPCI shall have the right to require NVID to delay the issues of shares equal to half of the above 20% until such time as EHPCI shall give NVID not less than 21 days written notice that it wishes such shares to be issued and upon the expiration of the said period of 21 days NVID shall forthwith issue all of such shares to EHPC.

3.1.3 that on the grant of the US Patent Application NVID shall issue to EHPCI such number of shares of US one tenth of a cent each free from all liens, charges and encumbrances and together with all rights attaching thereto as shall increase EHPCI's share holding in NVID to such number

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        of  shares  as shall be equal to 25% of the  total  number  of shares in issue by NVID immediately after the issue of such shares to EBPCI and shall deliver to EHPCI the share certificates therefore.

3.2 In the event that a binding agreements made by a third party to acquire more than 50% of the common stock of NVID then in issue or if a similar percentage is purchased on the open market by a third party then to the extent that any shares to be issued to EHPCI in accordance with clause 3.1.2 shall not have been issued by the date of such offer or purchase they shall immediately be issued by NVID to EHPCI together with the shares to which EHPCI is entitled under clause 3.1.3.to the extent that they have not already been issued

3.3 The common stock issued by NVID to EHPCI in accordance with clause 3.1 shall have full voting rights, shall not be of a different class to any other stock in issue or issued subsequently and will not be on any different terms to any stock that may be issued subsequently by NVID for whatever reason. EHPC hereby agrees to execute NVID's Standard Subscription Agreement in respect of all of the shares to be issued by NVID to EHPC in accordance with this Agreement. NVID shall not be obliged to issue any shares to EHPC hereunder unless and until EHPC has entered into a Standard Subscription Agreement in respect thereof.

3.4 NVID undertakes that from the date that and for so long as EHPCI shall be the holder of not less than 20% of the issued share capital of NVID it shall not without EHPCI's prior consent (such consent not to be unreasonably withheld or delayed)-.

3.4.1   increase, alter, vary or reduce its authorized or issued share capital;

3.4.2 alter or vary any of the rights attached to any of the shares of the Company;

3.4.3 alter or vary any provision contained in its Certificate of Incorporation relating to any rights or pre-emption arising as a consequence of any issue, allotment, sale or transfer or intended issue, allotment, sale or transfer of any shares in its capital.

3.5 Prior to the date on which EHPCI shall become the holder of not less than 20% of issued share capital of NVID, NVID shall give EHPCI reasonable prior written notice of the occurrence of any of the events set out in clause 3.4

3.6 ABTI shall pay to EHPCI such amount as shall be equal to 371/2 % of the Gross Profit received by ABTI from purchases of the RMS System by, its customers Such sum shall be payable m US Dollars ABTI at the end of every month in which payment is made by the customer of ABTI's invoice for such Products

3.7 In consideration of EHPCI granting ABTI the right to assemble the RMS System in the Territories, ABTI shall pay EHPCI in addition to the amount specified in clause 3.1.7 such amount as shall increase EHPCI's share in the Gross Profit received by ABTI in respect of any sale of the assembled RMS System by ABTI to its customers to 421-~%. Such additional amount shall be payable together with the amount payable pursuant to clause 3.6.

3.8 It is acknowledged by the parties that in consideration of EHPCI agreeing to grant the licenses to assemble hereunder ABTI paid to EHPCI the sum of US$20,000 on 23rd June 1998 .A further sum of US$10,000 shall be paid by ABTI to EHPCI on 1' September 1998 and the sum of a US$10,000 shall be paid by ABTI to EHPCI on 1' October 1998.

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3.9 ABTI shall keep separate records and accurate accounts of (a) all agreements entered into with sub-distributors in the Territories ;(b) of all sales of the Products and/ or the RMS System ;(c) and of all payments due there from; and (d) the suppliers of and the costs of purchasing any components within the Territories and shall permit the duly appointed representatives of EHPCI to inspect all such records and accounts and take copies thereof at all reasonable times during normal business hours

3.10 ABTI shall, if so requested by EHPCI within 30 days of the end of any Year of this Agreement, at its own expense, provide a report from its external auditors as to the accuracy of the sums paid by ABTI to EHPCI in accordance with this clause. If such report shows that there has been an underpayment by ABTI to EHPCI of any sums due hereunder, ABTI shall within 21 days of the date of such report pay to EBPCI such sum as shall be equal to the amount of the underpayment provided that if such underpayment shall be equal to 3% or more of the total sums payable by ABTI to EHPCI hereunder, ABTI shall pay to EHPCI together with the sum referred to above an additional payment equal to 2% above the base prime rate from time to time of Chase Manhattan Bank or the highest rate permitted by applicable law, whichever is lower, in respect of the amount of the underpayment calculated from the date when the original payments comprising the underpayment were due to EHPCI until payment in full of the underpayment.

3.11.1 If at any time after EHPCI shall have been issued shares in the capital of NVDI in accordance with clause 3.1 of this Agreement, it wishes to transfer any or all of such shares it shall give to NVID notice thereof in writing stating the number of shares to be sold and the price thereof and NVID shall have a period of 28 days from the date of the notice ("the Acceptance Period") to notify EHPCI in writing that it wishes to purchase all (but not part only) of the shares which are the subject of EHPCI's notice. If NVID shall within the Acceptance Period give notice that it wishes to purchase the said shares upon the same terms completion of the sale of the shares shall take place not earlier than 7 and not later than 28 days after the date of the Acceptance Notice

3.11 If the offer for the shares by EHPCI is not accepted by NVID within the Acceptance Period then EHPCI for a period of 6 months thereafter shall be at liberty to transfer all or any of such of the shares which were the subject of its to any persons at a price not being less than the price therefore specified in its notice.

3.12 If, in accordance with clause 2.4, ABTI shall appoint a third party to assist it in the assembly and/or distribution, sale or servicing of the RMS System and/or any of the Products ABTI shall pay to EHPCI in respect of each such appointment such sum as shall be equal to 40(degree)/a of the aggregate of

(i) Any fee received by ABTI from such third party by way of consideration for the appointment of such third party; and

(ii) Any amounts received by ABTI in respect of any sales of the RMS System and/or a of the Products by such third party



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4.      Supply of the Products and /or the RMS System

4.1 Subject as provided in clauses 4.7 and 11 EBPCI shall use its reasonable endeavors to supply the Products and/or the RMS System to ABTI in accordance with ABTI's orders and directions which are accepted by EHPCI.

4.2 Each order for the Products and/or the RMS System shall constitute a separate contract, and any default by EBPCI in relation to one order shall not entitle ABTI to treat the Agreement as terminated.

4.3 ABTI shall give EHPCI not less than 30 days written notice of its estimated purchase plan of the Products and/or the RMS System for each month, and shall promptly notify EBPCI of any changes in circumstances which may affect such plan.

4.4 Upon receipt and confirmation of each order EBPCI shall as soon as is practicable inform ABTI of EHPCI's estimated delivery date for the shipment and in any event shall use all reasonable endeavors to deliver the ordered Products and/or RMS System within 14 days of receipt of the order and at the latest within 30 days of receipt of the order, but delivery shall not be of the essence and accordingly EBPCI shall have no liability to ABTI, if not withstanding such endeavors there is any delay in delivery.

4.5.1 the title to any shipment of the Products and/or the RMS System shall not pass to, ABTI until EHPCI has received payment in full of the price therefore and ABTI shall hold the Products and/or the RMS System as trustee for EBPCI until payment in full of all sums due from ABTI to EBPCI on any account whatsoever. ABTI shall execute a security agreement and financing statement in a form acceptable to EBPCI to secure payment for the RMS System and any Products hereunder

4.5.2   EBPCI may  appropriate  any payment made to it by ABTI to such  products
        and   accounts  as  it  thinks  fit,   notwithstanding   any   purported
        appropriation by ABTI to the contrary.

4.5.3 before payment for the RMS System, the Products (or any of them) ABTI shall keep them fully insured and if the RMS System or any of the Products or any part thereof is lost, destroyed or damaged, shall hold the proceeds of the insurance for and to the order of EHPCI.

4.5.4 pending payment for the RMS System or any of the Products, ABTI shall to such extent as may be practicable keep them separate and clearly identified as the property of EHPCI.

4.5.5 if ABTI sells (before payment to EBPCI therefore) the RMS System or any of the Products to any third party it shall, as between EBPCI and such third party sell as principal but as between ABTI and EHPCI, ABTI shall sell as the fiduciary agent of EHPCI.

4.5.6 ABTI shall hold the proceeds of any such sale separate and for EHPC: account pending payment to EBPCI therefore.

4.5.7if payment is overdue in respect of the RMS System or any Products (that is to say, payment of the balance of the purchase price therefore has not been made within 60 days after the expiry of the 30 day period specified in clause 5.4) or if an order is made or an effective resolution passed for the winding up of ABTI or if an encumbrancer takes possession or a receiver is appointed in respect of any of the assets of ABTI or if a distress, or execution or sequestration or other process is levied or enforced upon any of the assets of ABTI or if ABTI ceases or threatens to cease to carry on business or becomes unable to pay its debts or if ABTI shall make an arrangement or composition with its creditors or if any equivalent or similar event shall arise in relation to ABTI in any jurisdiction then and in any such event EHPCI may (without prejudice to any other right or remedy available to it ) enter upon ABTI's premises without notice and recover the RMS System and/or the Products and as between EHPCI and ABTI this clause shall constitute the authority of ABTI to EHPCI to enter on the premises of any other person holding the RMS System and/or the Products (or any of them) on ABTI's behalf and on whose property the RMS System and/or the Products may be and to remove the RMS System and/or the Products.



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4.6 Risk of loss of or damage to any  shipments  of the RMS  System  and/or  the
Products shall pass to ABTI from the time of delivery to the carrier at EHPCI's premises.

4.7 EHPCI shall not be under any obligation to continue the manufacture of the RMS System and/or all or any of the Products in their existing form, and shall be entitled to make such alterations to the specifications of the RMS System and/or the Products as it may think fit.

4.8 ABTI, shall in respect of each order for the RMS System and/or the Products be, responsible for:

4.8.1   ensuring the accuracy of the order;

4.8.2 providing EHPCI with any information which is necessary in order to enable EHPCI to fulfill the order and to comply with all labeling, marketing and other applicable legal requirements in the Territories, and

4.8.3 obtaining all necessary import licenses, certificates of origin (subject as provided in clause 5.1) customs clearances or other requisite documents, and paying all applicable customs duties and taxes in respect of the importation of the RMS System and/or the Products and their resale in the Territories.

4.9.1ABTI shall disclose and deliver to EIHPCI for the exclusive use and benefit of EHPCI any improvements or enhancements which shall have been developed by ABTI or any third party appointed by ABTI in accordance with clause 2.4 and will give all information and data in its possession and will procure that such third party shall give all such information in its possession as to the exact mode of working, producing and using such improvements or enhancements and also such explanations and instructions to EHPCI as may in EHPCI's view be reasonably necessary to enable the full and effectual working, production or use of the same and will furnish EI-IPCI with all necessary plans, drawings, formulae and models.

4.10.1 ABTI will execute and do all acts matters documents and things necessary to enable EHPCI to apply for and obtain protection for any enhancements or improvements in any and or all countries and to vest title thereto in EHPCI absolutely

4.10.2 If ABTI remains in default of any payment for which it is liable to EHPCI on any account whatsoever, except where EHPCI has admitted in writing to ABTI that it is at fault with respect to any shipment, EIHPCI shall be entitled to stop all further deliveries irrespective of which contract they are to be made under.

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

4.11 EHPCI shall notify ABTI of any enhancement to the RMS System and/or any of the Products as soon as practicable after they have been made and shall supply such RMS System and/or enhanced Products to ABTI hereunder at no extra charge unless EHPCI can produce written evidence that the cost of manufacture or assembly thereof is greater than the cost of the RMS System or such Products prior to the making of the enhancement in which event EHPCI shall be entitled to charge NA such additional cost.

5.      Payment for the RMS System, the Products and Services

5.1 The RMS System and all Products to be supplied by EHPCI pursuant to this Agreement shall be sold on an ex works (Incoterms 1990) basis (packed for export) and accordingly ABTI shall, in addition to the price (as specified in
Schedule 1 or as may in respect of any new products, as may be notified by EHPCI to ABTI [upon 30 days written notice]), be liable for arranging and paying all costs of transport and insurance. Save that the cost of the Certifications shall be borne equally between EHPCI and ABTI.

5.2 Prices may be increased by EHPCI to take account of any increases in the costs of any raw materials and/or labour in relation to the Products or any part thereof. Price increases shall be notified to ABTI as soon as reasonably practicable Price increases for any reason other than as specified herein shall be agreed between the parties and notified by EHPCI to ABTI at least 30 days in advance. Any orders that have been accepted by EHPCI and not shipped to ABTI prior to the notification of any price increase will not be subject to any such price increase.

5.3 All payments shall be made by ABTI in US dollars by wire transfer to such bank account as EHPCI may from time to time notify in writing to ABTI


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5.4  Payment  terms  will be 30% with any order and the  balance  30 days  after receipt of the RMS System and/or any Products by ABTI or by such person as ABTI shall direct in writing. Interest shall be payable at the rate of 2% per annum above the base prime rate from time to time of Chase Manhattan Bank or the highest permitted rate permitted by applicable law, whichever is lower, in respect of any amount not paid 60 days after the due date therefore until payment in full thereof (whether before or after judgment)

5.5 Special prices and payment terms will be considered for Products to be used for promotional/display purposes or for trial use. These terms will be agreed on an order-by-order basis.

5.6 ABTI shall make all payments under this Agreement without any deduction other than such amount (if any) as is required to deduct by law. If ABTI is required to make any such deductions, it shall do all things in its power which may be reasonably necessary to enable or assist EHPCI to claim exemption there from under any double taxation or similar agreement from time to time in force and shall give EHPCI from time to time proper evidence as to the deduction and payment over of the tax or sums withheld.



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6.      Marketing of the RMS System and the Products

6.1 ABTI shall use its commercially reasonable endeavors to promote the sale of the Products throughout the Territories and EHPCI shall use commercially reasonable endeavors to support ABTI in that regard.

6.2 ABTI shall be entitled to promote and market the RMS System and the Products in the Territories in such manner as it may think fit provided that (i) ABTI shall not be entitled directly or indirectly to sell the RMS System or any of the Products outside the Territories; and (ii) ABTI shall not supply the RMS System or any of the Products to any third party which it knows or has reasonable cause to believe is likely to re-sell the RMS System or any such Products (or any of them) outside the Territories.

6.3 In connection with the promotion and marketing of the Products (other than those assembled by ABTI pursuant to this Agreement) ABTI shall.

6.3.1 make clear, in all dealings with customers and prospective customers, that it is acting as a distributor and assembler of the Products and not as the agent of EHPCI;

6.3.2 comply with all legal requirements from time to time in force relating to the storage and sale of the Products;

6.3.3 from time to time consult with EHPCI's representatives for the purpose of assessing the state of the market in the Territories;

6.3.4 provide after -sales support services for customers in relation to the Products as it deems necessary but which shall be sufficient to ensure that the customers' Products shall be maintained in a reasonable condition

7.      Support and Training

7.1 EHPCI shall, (a) from time to time, free of charge, provide to ABTI with such samples, catalogues, brochures, video tapes and up to date information concerning the Products as ABTI may reasonably require in order to assist ABTI with the sale of the Products in the Territories, and EHPCI shall answer with reasonable promptness any non-routine technical inquiries concerning the Products which are made by ABTI; and (b) supply free of charge to ABTI with the first six complete RMS Systems supplied hereunder a spare controller and set of anodes.

7.2 During the term of this Agreement, ABTI shall be entitled to send to EHPCI's premises (at such times as may be agreed and for a period not exceeding five working days) employees of ABTI for training by EHPCI in matters relating to the provision of after-sales support services for the RMS System and the Products.

7.3 The services to be provided by EIHPCI pursuant to clauses 7.1 and 7.2 shall be free of charge, but ABTI shall remain liable for all salaries and other employment costs of traveling, accommodation and other expenses incurred by employees of ABTI who are sent to EHPCI's premises.

7.4 ABTI will set up its own training facility to train its employees within 6 months of the date of this Agreement and thereafter EHPCI will only provide such services entailed in clause 7.2 as an emergency back up to ABTI's service.



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7.5 EHPCI shall from time to time on reasonable request from ABTI make available to ABTI in the Territories at ABTI's expense such relevant personnel, as shall in EHPCI's opinion be ABTI necessary to assist ABTI in installing any of the Products.

7.6 In any case where employees of either party visit the premises of the other for the purpose of this Agreement, the party whose employees are visiting shall:

7.6.1 procure that each such employee complies with all security, safety and other regulations which apply to or are in force at the other party's premises; and

7.6.2 indemnify the other party against any direct reasonable or foreseeable damage to property of the other party which is caused by any act or omission of any such employee at the other party's premises.

7.7.1 EHPCI warrants the ABTI that the RMS System and all Products supplied hereunder will be of merchantable quality and the RMS System will comply with the Specification and to the extent that there shall be a breach by EEPCI of such warranty in respect of any anodes or controllers comprised in the RMS System, so that such anodes or controllers shall be defective in design, materials or workmanship, EIIPCI shall at its option, replace or repair, or if, through circumstances beyond its control repair or replacement is not possible, then EHPCI shall refund the proportionate amount of the purchase price, or in so far as such purchase price has not yet been paid, give credit accordingly, any such defective controllers or anodes provided always that EHPCI shall not be liable for any claim hereunder unless:

 7.7.1.1Written notice of the defect is received by EBPCI at its registered office within 24 months of receipt of the relevant RMS System by ABTI, in the case of controllers and 12 months of receipt of the relevant part of the RMS System by ABTI in the case of anodes; and

7.7.1.2 The anodes or controllers in question have been returned to EHPCI (at EHPCI's expense if the anodes or controllers are upon inspection found to be defective, otherwise at ABTI's expense) or at its option have been made available for inspection by EBPCI at ABTI's premises; and

7.7.1.3.  All terms for payment by ABTI have been strictly complied with.

7.8 EHPCI shall not give any warranty in respect of any components of any of the RMS System or any of the Products other than those specified in clause 7.7.1 and in clause 10.1, but shall to such extent as it shall be in its power to do so, shall pass on to ABTI the benefit of any manufacturer's warranty to which it is entitled in relation to such components

7.9 EBPCI does not give any warranty and shall not be liable in respect of any Products comprised in the RMS System which have been assembled by ABTI or any other third party on ABTI's behalf and ABTI shall indemnify refund and hold harmless and keep indemnified EBPCI from and against all costs claims expenses and liabilities arising as a result of the assembly of any Products comprised in the RMS System by ABTI or on its behalf.



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7.10 The warranties  given in clause 7.7.1 above and in clause 10.1 are given in lieu of all other warranties whether express or implied arising by Common Law, Statute, Custom or Trade, course of dealing or otherwise, including any warranties of merchantability or fitness and all such conditions and warranties are to the extent permitted by law hereby excluded.

7.11 Save as aforesaid EHPCI will accept no responsibility for any defects in any of the Products howsoever caused, and in particular, even in respect of defects for which EHPCl may have accepted liability as aforesaid EHPCI will not in any circumstances be liable for any incidental or consequential losses or damages whatsoever, including (without prejudice to the generality of the foregoing) loss of profits, loss of contracts, damage to ABTI's property or the property of any third party.

7. 11 For the avoidance of doubt EHPCI shall not be excluded from liability for death or personal injury resulting wholly or in part from its own negligence or that of its servants or agents.

7.12 Notwithstanding clauses 7.7, 7.8, 7.9, 7.10 and 7.11 EHPCI's liability for any one claim or for the total of all claims arising from any one act of default (whether the claim arises from EHPCI's negligence or otherwise) shall not exceed the purchase price of the Product(s) in respect of which the claim arises or the claims arise (as the case may be).

7.13 All recommendations and advice given by EBPCI to ABTI or contained in any of EHPCI's publications regarding use, performance characteristics, storage, application or use of the Products are given in good faith but without acceptance of liability on the part of EHPCI except in the event of fraud or intentional misrepresentation.

7.14 In order to assist ABTI in the provision of technical services to its customers it shall forthwith appoint Mr. Randy Reid as a Technical Consultant (on such terms as shall be agreed between them) and in order to assist EHPCI in product research it shall forthwith appoint Mr. Robert Edelson as a Technical Consultant (on such terms as shall be agreed between them). Either EHPCI or ABTI may appoint any other person other than the person mentioned above for the purposes herein stated.

8.      Intellectual Property and Know-How

8.1 ABTI and NVID acknowledge that all of the copyrights, the Trade Marks, patents, the Patent Applications and any other pending patent applications and other Intellectual Property rights used or embodied in or on connection with the Products and the RMS System including documentation and manuals relating thereto is and shall remain the property of EHPCI or of such persons as shall permit EHPCI to use any such Intellectual Property and neither ABTI nor NVID shall during or at any time after the termination of this Agreement in any way question or dispute the ownership or any such rights by EHPCI or such other persons.

8.2 ABTI shall not use any of the Trade Marks or any trade name, corporate slogan, goodwill or product description in any advertising copy, promotional material, signs or other written or printed material except as specifically authorized in writing in advance b EHPCI.



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8.3 ABTI shall  promptly  notify  EHPCI of any actual,  threatened  or suspected infringement in the Territory of any intellectual Property of EHPCI which comes to ABTI's notice, and of any claim by any third party so coming to its notice that the importation of the Products and/or the RMS System into the Territories, or their sale therein, infringes any rights of any other person, and ABTI shall at the request and expense of EHPCI do all such things as my be reasonably required to assist EHPCI in taking or resisting any proceedings in relation to any such infringement or claim.

8.5 Neither ABTI nor NVID shall without the written permission of EHPCI during or after the termination of this Agreement use or adopt any name, trade name, trading style or commercial designation that includes or is similar to or may be mistaken for the whole or any part of any of the Trade Marks, trade name, trading style or commercial designation used by EHPCI and ABTI and NVID shall procure that none of the third parties appointed by ABTI in accordance with clause 2.4 shall during or after the termination of this Agreement use or adopt any name, trade name, trading style or commercial designation that includes or is similar to or may be mistaken for the whole or any part of any of the Trade Marks, trade name, trading style or commercial designation used by EHPCI

8.6 Following the termination or expiry of this Agreement, EHPCI shall be entitled to use and authorize others in the Territories to use labels and other items of identification used by ABTI in connection with the manufacture, assembly, distribution, advertising and sale of the RMS System and the Products.

8.7 EHPCI shall furnish to ABTI such Manufacturing Know-How and Technical Know-How as EHPCI shall (acting reasonably) consider to be necessary to assist ABTI in the assembly of the RMS System and the Products.

8.8 All information disclosed to ABTI by EHPCI relating to the assembly of the RMS System or any of the Products in the course of development of the RMS System or of any new product shall be deemed for all purposes to be Manufacturing Know How.

9.      Confidentiality and Non-Competition

9.1 ABTI shall at all times during the continuance of this Agreement and after its termination:

9.1.1 use its best endeavors to keep all Restricted Information confidential and accordingly not to disclose any restricted information to any other person; and

9.1.2 not use any Restricted Information for any purpose other than the performance of its obligations or the exercise of its rights under this Agreement.

9.2     Any Restricted Information may be disclosed by ABTI to:

9.2.1 any governmental or other authority or regulatory body with a request for confidential treatment; or

9.2.2. Any employees, agents, or third parties appointed in accordance with clause 2.4 of ABTI or of any of the aforementioned persons, to such extent only as is necessary fort use contemplated by this Agreement, or as is required by law Provided that ABTI first procures the execution by each of such aforementioned persons of a confidentiality undertaking in form and substance satisfactory to EHPCI and to which EHPCI shall be a party having the right to enforce such undertaking



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9.3 ABTI  shall  take all such  steps as may be  necessary  to  ensure  that its employees, agents, and the third parties referred to in clause 9.2 shall comply with their aforesaid confidentiality undertakings both during and after their employment or the termination or expiry of their agreements or arrangements with ABTI.

9.4 Any Restricted Information may be used by ABT for any purpose, or disclosed by ABTI to any other person, to the extent only that:

9.4.1 it is at the date hereof, or thereafter becomes, public knowledge through no fault of ABTI: or

9.4.2 it can be shown by ABTI to have been known to it prior to its being disclosed by EHPCI to ABTI.

9.5 Save as may be required for the proper performance of this Agreement, ABTI shall not at any time during the continuance of this Agreement or for a period of 6 months from the date on which this Agreement shall terminate for any reason do or permit any of the following without the prior written consent of EHPCI:

9.5.1undertake or carry on either alone or in partnership or be interested or concerned directly or indirectly in any capacity whatsoever (otherwise than as a holder of not more than 3% in nominal value of the issued shares of any company whose shares are quoted or dealt in on a recognized Stock Exchange) in any trade or business within the Territories involving the manufacture, assembly, sale, marketing or promotion of the Products or any products which are substantially similar to and in competition with any of the Products ("Competing Products") or any system of water purification which is substantially similar to and in competition with the RMS System (as detailed in the Patent Application) without the prior written consent of EHPCI

9.5.2 directly or indirectly assemble, sell or distribute the RMS System outside of the Territories;

9.5.3 employ, solicit or entice away or endeavor to employ, solicit or entice away any employee of EHPCI; or

9.5.4 cause or permit any person, firm or company directly or indirectly under its control to do any of the foregoing acts or things.

9.6 If ABTI, uses, assembles, services, sells, distributes or promotes any Competing Product EHPCI may at any time give 30 days written notice to ABTI requesting ABTI to cease all use, sale, assembly, distribution, servicing or promotion of the said Competing Product whether or not EHPCI has already given such notice regarding the said or any other Competing Product on any previous occasion or occasions

9.7 If after the expiry of any notice given pursuant to clause 9.6 above ABTI at any time uses, sells, assembles, services , distributes or promotes the Competing Product specified in such notice (for so long as ABTI shall do so and until the expiry of 180 days notice in writing from ABTI to EHPCI that ABTI has ceased to do so) EHPCI shall have the right at any time without further notice to terminate this Agreement without compensation to ABTI.

9.8 Each undertaking contained in Clause 9.5 shall be read and construed independently of the other covenants therein contained so that if one or more should be held to be invalid as an unreasonable restraint of trade or for any other reason whatsoever then the remaining covenants shall be valid to the extent that they are not held to be so invalid.

9.9 Whilst the covenants contained in Clause 9.5 are considered by the parties to be reasonable in all the circumstances, if one or more should be held invalid as an unreasonable restraint of trade or for any other reason whatsoever but would have been held valid if part of the wording thereof had been deleted or the period thereof reduced or the range of activities or area dealt with thereby reduced in scope, the said covenants shall apply with such modifications as may be necessary to make them valid and effective.



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

9.10 Any restriction contained in this Agreement by virtue of which this Agreement is subject to registration under the Restrictive Trade Practices Act 1976 shall come into effect on the day following the day on which particulars of this Agreement have been furnished to the Office of Fair Trading (or on such other date as may be provided for in relation to any such restriction) and the parties hereto agree to furnish such particulars within 3 months of the date of this Agreement.

10.     Warranties

        EHPCI warrants to ABTI that:

10.1 it is not aware of any rights of any third party in the Territories which would or might render the sale of the RMS System, or any of the Products unlawful.

10.2 ABTI and NVID hereby jointly and severally warrant and undertake to EHPCI that:

10.2.1 the information relating to the share capital of NVID and ABTI set out in Schedule [5] hereto is accurate and complete;

10.2.2 all returns, particulars, resolutions and documents required to be filed by NVID and ABTI with any governmental or regulatory authority have been duly filed and were correct

10.2.3 the [audited] accounts of NVDI for the period ended 31"t December 1997 ("the Last Accounts Date"), a copy of which are annexed to this Agreement give a true and fair view of the assets, liabilities (including contingent, unquantified or disputed liabilities) and commitments of NVID at the date thereof and its profits or losses for the financial period ended on that date

10.2.4 all returns, notifications, computations and payments which should have been made or given by ABTI and/or NVID for a taxation purpose were made or given within the requisite periods and were up-to-date, correct and on a proper basis; and none of them is, or is likely to be, the subject of dispute with any Revenue or other taxation authority

10.2.5 NVID and none of its subsidiaries, including ABTI, is engaged in litigation or arbitration proceedings; there are no proceedings pending or (save for potential proceedings by former shareholders already disclosed to EHPCI) threatened either by or against ABTI or NVID and 5there is nothing which is likely to give rise to proceedings



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10.2.6  NVID and ABTI have taken all  corporate  and other  action  necessary to authorize each of them to enter into and perform this Agreement

10.2.7 There are no material facts or circumstances in relation to the assets, business or financial condition of NVID or ABTI which has not been fully and fairly disclosed to EBPCI and which if disclosed might reasonably have been expected to affect the decision of EHPC to enter into this Agreement

10.2.8 all information given by NVID, its officers and employees to EHPCI and/or EHPC relating to the business, activities, affairs, assets or liabilities of NVID and ABTI was and is accurate and complete

11.     Force Majeure

11.1 If either party is affected by Force Majeure it shall forthwith notify the other party of the nature and extent thereof.

11.2 Neither party shall be deemed to be in breach of this Agreement, or otherwise be liable to the other, by reason of any delay in the performance, or non-performance, of any of its obligations hereunder to the extent that such delay or non-performance is due to any Force Majeure of which it has notified the other party; and the time for performance of that obligation shall be extended accordingly.

11.3 If the Force Majeure in question prevails for a continuous period in excess of six months, the parties shall enter into a bona fide discussion with a view to alleviating its effects, or to agreeing upon such alternative arrangements as may be fair and reasonable.

12.     Duration and Termination

12.1 This Agreement shall come into force on the date hereof and, subject as provided in clauses 2.7, 9.7, 12.2,12.3, 12.5 ,12.6 and 12.8 shall continue in force for an initial period of 2 years and shall, subject to the aforesaid clauses and neither party having served upon the other not less than 6 months written notice of termination expiring at the end of such two years period continue thereafter for successive periods of two years unless or until terminated by either party giving to the other not less than six months written notice of termination expiring at the end of any successive two year period.

12.2 Without prejudice to any other right to which it may be entitled, EHPCI shall be, entitled at the end of any two year period of this Agreement to renew the Agreement for such period as will extend the Agreement to a date ten years after the date hereof and the Agreement shall subject to clauses 2.7, 9.7, 12.3, 12.5, 12.6 and 12.8 continue thereafter for successive periods of 10 years.

12.3 EHPCI or ABTI shall be entitled forthwith to terminate this Agreement by written notice to the other if

12.3.1 that other party commits a material breach of any of the provisions of this Agreement and, in the case of a breach capable of remedy, fails to remedy the same within 30 days after receipt of a written notice giving full particulars of the breach and requiring it to be remedied;

12.3.2 an encumbrancer takes possession or a receiver is appointed over any of the property or assets of that other party;

12.3.3 that other party makes any voluntary agreement with its creditors or become subject to an administration or examination order;

12.3.4 that other party goes into liquidation (except for the purposes of amalgamation or reconstruction and in such manner that the company resulting there from effectively agrees to be bound by or assume the obligations imposed on that other party under this Agreement);

12.3.5 anything analogous to any of the foregoing under the law of any jurisdiction including bankruptcy under US law, occurs in relation to that other party; or

12.3.6   that other party ceases, to carry on business.

12.4 For the purposes of clauses 3.1.2 and 12.3.1 , a breach shall be considered capable of remedy if the party in breach can comply with the provision in question in all respects other than as to the time of performance (provided that time of performance is not of the essence).

12.5 If at any time control (being the power of a person to secure (a) by means of the holding of shares or the possession of voting power in or in relation to ABTI; or (b~ by virtue of any powers conferred by the Certificate of Incorporation or other document regulating ABTI) of ABTI is acquired by any person or group of connected persons (as defined in Section 839 Income and Corporation Taxes Act 1988) not having control of ABTI at the date of this Agreement or there shall be a change in the management of ABTI, ABTI shall forthwith give written notice to EHPCI identifying that person or group of connected persons and/ or the change in management personnel and EHPCI shall be entitled, by giving not less than [7] days' written notice to ABTI within 21 days after the notice from ABTI was given, to terminate this Agreement.

12.6 If in any Year of this Agreement the aggregate Invoice value of the RMS System and the Products ordered by ABTI from EHPCI falls short of the aggregate Invoice Value shown opposite that year of this Agreement in Schedule 2 then unless ABTI pays an amount equal to the shortfall to EHPCI within 90 days after the end of that Year of this Agreement, EHPCI shall be entitled by giving not less than 90 days' written notice to ABTI within the end of the aforesaid period of 90 days to terminate this Agreement.

12.7 The figures in Schedule 2 shall be reviewed with effect from the first day of each Year of this Agreement (other than the first) and if upon any such review there shall have been any increase or decrease in the index of retail prices in respect of all items shown in the US City Average Consumer Price Index For All Urban Consumers for all Items in relation to the index figure last published before the date of this Agreement such figures shall for that Year of this Agreement be increased or decreased (as the case may be ) in the same proportion

12.8 EBPCI hereby undertakes to grant to ABTI within 60 days of the date hereof a sub-license in such form as shall thereafter be agreed between EBPCI and ABTI to use market, assemble, distribute and sell the electronic water treatment system incorporating the Random Metering System which is the subject of the US Patent Application.

12.9 Any waiver by either party of a breach of any provision of this Agreement shall not be considered as a waiver of any subsequent breach of the same or any other provision thereof.

12.10 The rights to terminate this Agreement given by this clause shall be without prejudice to any other right or remedy of either party in respect of the breach concerned (if any) or any other breach.

13      Consequences of Termination

13.1 In the event of termination, EBPCI shall be entitled (but not obliged) to repurchase all or any part of stocks of the Products and/or the RMS System then held by ABTI at their invoice value or the value at which they stand in the books of ABTI, whichever is the lower provided that:

13.1.1 EBPCI shall be responsible for arranging and for the cost of transport and insurance, and

13.1.2 ABTI may sell stocks for which it has accepted orders from customers prior to the date of termination, or in respect of which EBPCI does not, by written notice given to ABTI within 7 days after the date of termination exercise its right of repurchase, and for those purposes and to that extent this Agreement shall continue in full force and effect;

13.1.2 ABTI shall at its own expense within 30 days send to EBPCI or otherwise dispose of in accordance with EHPCI's directions all samples of the Products and any advertising, promotional or sales material relating to the Products then in ABTI's possession;

13.3 Outstanding unpaid invoices rendered by EBPCI in respect of the Products and/or the RMS System shall become immediately due and payable by ABTI and invoices in respect of Products and/or the RMS System ordered prior to termination but for which an invoice has not been submitted shall be payable immediately upon submission of the invoice;

13.4 All sums due under clauses 3.6, 3.7 and 3.8 shall become immediately due and payable.

13.5 ABTI shall have no claim against EBPCI for compensation for loss of distribution rights, loss of goodwill or any similar loss; and

13.6 EBPCI would be entitled (but not obliged) to purchase or to procure the purchase of the shares issued by it to ABTI pursuant to clause 2.8 for their par value. The purchase of the shares pursuant to the exercise by EBPCI of its entitlement shall take place 7 days after the date of service on ABTI of notice of exercise of such entitlement (or on the next succeeding business day if completion would otherwise fall on a non-business day). On completion of the purchase of the shares as aforesaid

13.6.1  ABTI shall deliver to EHPC or its nominee:

13.6.1.1 duly executed transfers of the shares accompanied by the relevant share certificates; and/or

13.6.1.2 such other deeds and documents as may be necessary to transfer to EHPC or its nominee the unencumbered beneficial ownership of the shares.

13.6.2 on completion as aforesaid EHPC shall deliver or procure delivery to ABTI of a banker's draft in respect of the total purchase price of the shares.

13.7 ABTI shall cease using any manufacturing Know-How, or Technical Know How which it is still required to keep confidential

13.8 Subject as otherwise provided herein and to any rights or obligations which have accrued prior to termination, neither party shall have any further obligation to the other under this Agreement.

13.9 This Agreement cannot be used as collateral by any party to secure any loan or other borrowing from any bank of any other financial institution.

14.     Nature of Agreement

14.1 A waiver by any party of any breach of any of the terms, provisions or conditions of this Agreement or the acquiescence of such party in any act (whether of commission or omission) which but for such acquiescence would be a breach of the aforesaid shall not constitute a general waiver of such term, provision of condition or of any subsequent act contrary thereto.

14.2 Nothing in this Agreement shall create, or be deemed to create, a partnership or relationship of principal and agent, of franchisor or franchisee or of employer and employee between parties and ABTI shall be deemed to be an independent contractor.

14.3 This Agreement contains the entire agreement between the parties with respect to the subject matter thereof, supersedes all previous agreements and understandings between the parties with respect thereto, and may not be modified except by an instrument in writing signed by the duly authorized representative of the parties.

14.4 This Agreement shall not be assignable in whole or in part by either of the parties hereto save with the prior written consent of the other.

14.5 Each of the provisions of this Agreement are separate and severable and enforceable accordingly and if at any time a provision is adjudged by any court of competent jurisdiction to be void or unenforceable, the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby.

15.     NVID's Obligations

15.1 In consideration of EHPCI agreeing to enter into this Agreement with ABTI, NVID hereby unconditionally and irrevocably undertakes to and covenants with EHPCI (i) that ABTI will perform and observe all of its obligations to EHPCI hereunder, (ii) to guarantee that ABTI will pay all the sums due hereunder on the due dates for payment thereof (iii) to pay upon written demand any sum due to EHPCI by ABTI and unpaid (including without prejudice to the generality of the foregoing any interest thereon) and (iv) issue shares to EHPCI in accordance with the provisions of clause 3.1.

15.2 NVID's liability under this clause shall be computed on the basis that this Agreement is fully binding and enforceable against ABTI and that NVID's liability shall not in any way be diminished discharged or affected by the invalidity or enforceability of this Agreement or by:

        i.     the granting of time or indulgence to NVID or ABTI;

        ii. the affecting of any release or compromise with ABTI or any agreement not to sue ABTI; or

        iii    the variation of any term or part term of this Agreement.

15.3 This guarantee shall constitute an independent and primary obligation on NVID and shall be a continuing guarantee and indemnity and shall continue in full force and effect until all liabilities and moneys owing or payable by ABTI to EHPCI hereunder shall have been paid, discharged or satisfied in full notwithstanding any insolvency of ABTI or any change in the status of ABTI.

6.      EHPCI's Obligations

16.1 In consideration of ABTI agreeing to enter into this Agreement with EHPCI, EHPC hereby unconditionally and irrevocably undertakes to and covenants with ABTI (i) that EHPCI will perform and observe all of its obligations to EHPCI hereunder.

16.2 EHPCI's liability under this clause shall be computed on the basis that this Agreement is fully binding and enforceable against EHPCI and that EHPCI's liability shall not in any way be diminished discharged or affected by the invalidity or enforceability of this Agreement or by:

        i.     the granting of time or indulgence to EHPC or EHPCI;

        ii. the affecting of any release or compromise with EHPCI or any agreement not to sue EHPCI; or

        iii    the variation of any term or part term of this Agreement.

16.3 This guarantee shall constitute an independent and primary obligation on EHPC and shall be a continuing guarantee and indemnity and shall continue in full force and effect until all liabilities and moneys owing or payable by EHPCI to ABTI hereunder shall have been paid, discharged or satisfied in full notwithstanding any insolvency of EHPCI or any change in the status of EHPCI.

17.     Governing Law

This Agreement shall be governed by and constructed in all respects in accordance with English Law without giving effect to its conflict of laws principles and each party hereby submits to the non-exclusive jurisdiction of the English Courts.

18.     Arbitration

Any dispute arising out of or in connection with this Agreement, including any questions regarding its existence, validity or termination, shall be referred to and finally resolved by arbitration under the Rules of the London Court of International Arbitration, which Rules are deemed to be incorporated by reference into this clause. The tribunal shall consist of two arbitrators, with each of ABTI and EHPCI being able to nominate one arbitrator, and they mutually appointing the third arbitrator the place of arbitration shall be London, England and the arbitrators shall apply the law set forth in clause 17 of this Agreement. Any award of such arbitration tribunal shall be final and binding upon the parties to this Agreement and may be enforced in any court of competent jurisdiction Notwithstanding the foregoing provisions of this clause 18, EHPCI shall be entitled to seek injunctive relief in any court of competent jurisdiction to protect its Intellectual Property and Confidential Information

19      Proposed Licensing Agreement with US Filters/Wallace and Tiernan

19.1 If during the initial two year period of this Agreement the USF/W&T Agreement is entered into by EHPCI ABTI hereby agrees to undertake such research market and product development to assist EHPCI in the performance of the USF/W&T Agreement as EHPCI shall request from time to time. In consideration of these services ABTI shall be entitled to (a) such sum as shall be equal to one fifth of the USF/W&T License Fee received by EHPCI Provided that If the USF/W&T Agreement is entered into by EHPCI prior to 1" September 1998 EHPC shall be entitled to deduct from such sum any amount payable by ABTI to EHPCI pursuant to clause 3. 8 ; and (b) such sum as shall be equal to 50% of all other fees received by EHPCI from USF/W&T under the USF/W&T Agreement in respect of sales of the RMS System and/or any Products by USF/W&T in the Territories pursuant to the USF/W&T Agreement and received by EHPCI

19.2 For the avoidance of doubt, EHPCI hereby agrees that the USF/W&T agreement would not operate to prevent ABTI from selling Products and /or the RMS System in the Territories, and ABTI does not object to EHPCI entering into an agreement with USF/W&T

19.3 If the USF/W&T Agreement is entered into by EHPCI during the initial two year period of this Agreement it will not during the continuance thereof seek to appoint another person, firm or company to act as its distributor for the RMS System and/or the Products within the Territories other than USF/W&T and ABTI

19.4 If the USF/W&T Agreement is not entered into by EHPCI within the first two years of this Agreement EHPCI will not appoint any other person firm or company to act as its distributor for the RMS System and/or the Products in the Territories during the term hereof

19.5 If the USF/W&T Agreement is entered into by EHPCI the sum payable by ABTI to EHPCI in accordance with clause 3.6 will not be payable if the Products purchased by it to enable it to assemble and/or manufacture the RMS System are purchased from USF/W&T.

20.     Notices and Service

20.1 Any notice or other information required or authorized by this Agreement to be given by any party to any other party is to be given personally or sent by prepaid recorded delivery international airmail or overnight courier or facsimile to the other party at the address stated in this Agreement or the last known address of the party (if sent by facsimile, a confirming copy shall be posted to the address stated in this Agreement or the last known address of the party)

20.2 Receipt of any notice or other information given by fax pursuan to clause 20. is to be acknowledged by fax.

20.3 Any notice or other information sent by fax transmission or comparable means of communication shall be deemed to have been duly sent on the date of transmission, provided that a confirming copy thereof is sent by recorded delivery international airmail or overnight courier to the other party at the addressed referred to in clause 17.1 within 24 hours after transmission.

SIGNED for and on behalf of EHPCI LIMITED By:_________________

Title:______________

Signed for and on behalf of EHPC LIMITED By:___________________________

Title:________________________

SIGNED    for    an    on    behalf    of    AQUA    BIO    TECHONOLOGIES    INC
By:_________________________

Title:_____________________

SIGNED for an on behalf of
NVID INTERABTITIONABTIL INC

By: _______________________

Title:_____________________

                                   SCHEDULE 1

                                      EHPC

                                  RETAIL PRICE
                               EFFECTIVE 19 AUGUST 1998

MODEL   COST                   COST PRICE((pound))     CAPACITY   PRICE((pound))
--------------------------------------------------------------------------------
New Generation Nature Friendly RMS Circulating Water Systems
--------------------------------------------------------------------------------
for Pool's, spas & Cooling Waters
--------------------------------------------------------------------------------
Micro RMS-5                     TBA              96,000 Litres            TBA
--------------------------------------------------------------------------------
Micro RMS-10                    TBA              192,000 Litres           TBA
--------------------------------------------------------------------------------
S.RMS 5-1                       2,340            40,000 Litres            5,980
--------------------------------------------------------------------------------
S.RMS 10-1                      3,078            200,000 Litres           7,696
--------------------------------------------------------------------------------
S.RMS 30-1                      4,900            749,700 Litres           12,250
--------------------------------------------------------------------------------
S.RMS 70-1                      5,534            1,749,300 Litres         13,835
--------------------------------------------------------------------------------
S.RMS 100-1                     6,300            2,499,000 Litres         15,750
--------------------------------------------------------------------------------
S.RMS 200-1                     7,420            4,998,000 Litres         18,550
--------------------------------------------------------------------------------
New Generation Nature Friendly RMS Drinking Water and
Down Water Hot & Cold Service
Disinfection System (Single Pass Units

--------------------------------------------------------------------------------
RU-1                            TBA              69 to 6,946 Litres/hour  TBA
--------------------------------------------------------------------------------
RU-2                            TBA              69 to 13,893 Litres/hour TBA
--------------------------------------------------------------------------------
S.RMS 5-2                       2,340            1,666 Litres/hour        5,980
--------------------------------------------------------------------------------
S.RMS 1(2                       3,078            8,330 Litres/hour        7,696
--------------------------------------------------------------------------------
S.RMS 30-2                      5,650            24,990 Litres/hour       14,125
--------------------------------------------------------------------------------
S.RMS 70-2                      6,304            58,310 Litres/hour       15,760
--------------------------------------------------------------------------------
S.RMS 100-2                     7,090            83,300 Litres/hour       17,720
--------------------------------------------------------------------------------
S.RMS 200-2                     8,240            166,600 Litres/hour      20,000
--------------------------------------------------------------------------------
CONSUMABLES
--------------------------------------------------------------------------------
ANODE CHAMBER 5"                36                                        60.00
--------------------------------------------------------------------------------
ANODE CHAMBER 10"               63                                        105.00
--------------------------------------------------------------------------------
ANODE (per pair)                264                                       660.00
90 0Z (S)                       520                                      1300.00
90 OZ (L)
--------------------------------------------------------------------------------
3Z (S)                          60                                        150.00
3Z (L)                          112                                       280.00
--------------------------------------------------------------------------------
35Z (S)                         132                                       330.00
35Z L)                          256                                       640.00
--------------------------------------------------------------------------------
10Z (S)                         88                                        220.00
10Z (L)                         168                                       420.00
--------------------------------------------------------------------------------
DOSING PUMPS
--------------------------------------------------------------------------------
Clients choice POA
--------------------------------------------------------------------------------
(S) Standard
L) Large
--------------------------------------------------------------------------------
SCALE PREVENTION UNITS
--------------------------------------------------------------------------------
Domestic                        55.30                                     153.18
Small Building 8-Bed            102.70                                    199.99
Small Commercial                154.50                                    320.00
--------------------------------------------------------------------------------
EHPC Retail Price.doc

                                   SCHEDULE 2

Targeted Annual Sales Figures

Year of this Agreement                      Agreed targeted Annual Sales Figures
1998                                           $150,000
1999                                            180,000
2000                                            216,000
2001                                            259,200
2002                                            311,040
2003                                            373,248
2004                                            447,898
2005                                            537,478
2006                                            644,974
2007                                            773,969

                                   SCHEDULE 3

List of countries covered by this agreement:

USA

Mexico

Canada

PCT

International Application Published under the patent cooperation treaty

Graphic omitted.

                                SCHEDULE 4 cont.

                                  The EHPC RMS

The general objective of Random Metering System (RMS) is to provide an improved electronic water treatment system, which allows for finite control of the introduction of ions and the ability to change the ratio of silver to copper whilst on stream. This process is patented.

The crux of the system is the provision of an ion supply unit, fed directly with a clean water supply to the water system to be controlled (i.e. to have its contents purified). The unit generates ion-laden water which is then introduced into the system to be treated as it is required. The system being treated will normally use water (i.e. have water drawn from it, or lose water through wastage, evaporation, etc) at a rate that will require replenishment at a rate while still incorporating the required amount of ions.

In this system, the ion supply is isolated from the water system, i.e. it is essentially "upstream" of the water system. The ion supply unit is therefore unaffected by any of the problems associated with the recalculation of water, such as the concentrates of calcium or chlorides.

The process is particularly suitable for applications where temperature, tolerance levels, dose rate and ion distribution may cause problems in controlling bacteria, biofilms, algae and fungi when using traditional ion application techniques.

Benefits of the RMS System

1. The ionisation process is not affected by the quality of the water to be treated.

2. There is total control of the ion input for either constant or varying throughput of water.

3. The ions are introduced to the water being treated at the most effective position in the system.

4. The mix of ions (e.g. silver to copper) can be varied to suit the application.

5. The system can be applied to any water treatment requirement, within drinking water standards when necessary.

6.      The system is fully automatic with rapid response to changing needs.

7. Multi-sources can be treated from one RMS unit, e.g. a multi-pool leisure facility or several cooling towers.

GRAPHIC OMITTED

Method of Works

1.      Aims

        To control algae, bacteria, fungal spores and viral contamination of water services used for domestic purposes, and to eradicate Legionella. The method is to be non-hazardous to the installers and maintainers and to run at minimal cost. The equipment is to be installed so as to give continuous treatment and be easy to maintain and to give conclusive evidence that it is operational and working satisfactorily. Failure to work satisfactorily must be readily indicated to those people in charge of the apparatus. The water services, after treatment, shall comply with criteria for `potable water' locally in force at this time and place.

2.      Method

        The apparatus may be referred to as being `chemical free' in operation, as it employs metals which are positively ionised in very low concentrations which are naturally toxic to live microorganisms in water.

        The apparatus is concerned with the production of a suitable toxicant which can be `seeded' and mixed into the water supply at a rate consistent with the demand for water.

        The generation of the `ions' of silver and copper are caused to form a highly concentrated liquid which is then inserted into the water supply giving a diluted silver solution in the range 15 parts per billion up to 80 parts per billion.

        Provided that silver, which is effective against Legionella, can be found at the user points, which are outlets from the system, between these concentrations, microbiological tests will show that biological control has been established. At the lower limit, the reproductive activity of the bacteria is stopped. At the higher limit, the Public Health Authority will accept the water is potable for drinking purposes. Should this upper limit be exceeded, no immediate harm is likely unless the water is used for drinking purposes over a number of months by a single individual continuously. (Above 80 parts per billion will be employed to control entirely industrial applications).

        In order to maintain the service it is essential to protect the low energy electrodes from contamination and an RF unit having an inductive coil i: employed to prevent the coating of the active surfaces with calcium deposits. The polarity of the electrodes is caused to change between anode and cathode frequently, to assist in obtaining even wear of the electrodes.

        The calibration of the units is an essential part of obtaining effective control of the desired residual `killing' power at the system water outlets.

        The equipment has been monitored in operation initially for some months. This is necessary while the biofilm formed on the internal walls of tanks and pipes is removed on contact with the ions.

        It is expected that the quantities of biological material will be shown to increase in solution after start-up. Having once commenced on this operation, the process must be monitored so as to maintain sufficient killing power to provide a healthy water service.

        Supplementary introduction of silver ions may be a safeguard that is necessary where cold feeds enter into hot water service calorifiers or storage vessels. Where hot. water service installations are involved, the water is not `potable' quality by definition and 80 ppb can be exceeded.

        It should be established that no ions are seeded into the water services when there is no flow throughput for use. Where supplementary units are employed on circulating hot water service systems, these may be run continuously but under time switch control when demand is known to be low.

        Having established the desired calibration for the production of ions, the digital display will show a figure marked in mil.Amps (mA). This figure will drop in output after many weeks and will need to be manually re-set by increasing the voltage at the potentiometer. This output of `ions' can be easily administered by the person who takes readings of residual. silver using the silver test kit by La Motte (Code No. 7754 Model PAG.LR)

3.      Periodic Maintenance

Generally

        It is suggested that observations be made at selected test points throughout the premises where ionisation equipment has been fitted. There is no legal obligation to undertake tests but mandatory testing of water quality and temperatures may be enforced by Code of Practice in public premises.

Weekly

        Testing for residual silver should be undertaken at weekly intervals (or as thought to be useful in specific circumstances). These results should enable the fine-tuning of the EHPC Ltd. apparatus. These results should be logged in the same way as micro-biological tests and temperature testing and be available for inspection.



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Quarterly

        The electrodes should be removed and cleaned and refitted unless badly worn. This should be done under contract with EHPC Ltd.

4.      Fault Finding Checks

        1) Failure to find a correct ampere discharge on the display, as shown on the label.

        2) Silver residuals below 10 ppb using test kit and/or above 80 ppb at test point locations.

        3)     No power supply to the apparatus.

        4) Electrode chamber contains milky white water instead of clear solution.

        These are all indications of malfunction and require the investigation of a qualified EHPC Approved Engineer on site. Reinstatement of the electrical supply * will `cold start' the apparatus and initiate the sequences.

        The appliance can be safely isolated electrically and the water feed to it valved `off.

        The system will hold a high level of silver/copper-ionised liquid sufficient to stop coliforms colonising the system pipe work for many days.

        The failure of the equipment is to be reported to EHPC immediately so that spare components can be identified and fitted within an acceptable time span.

        See schematic diagrams and schedule `A' for component listings.

5.      Risk Assessments

        In conformity with the requirement to evaluate `risk' for the `user' and installers and also maintainers, it is essential for all electro-mechanical installations to comply with the IEE Regulations, 15 `h and 16`h Editions, as published. Component parts as supplied and fitted by EHPC Ltd. and its sub-contractors will meet these obligations.

        The electrodes have no injurious properties. The production of ionised water by this method is also non-injurious to health of human beings. No toxic or noxious gases are liberated by this process.



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        The  cleaning of  electrodes  requires  that they are  removed  from the chambers and cleaned  using a chemical  which does not attack  silver or
        copper.   The  operative   performing  this  function  must  follow  the
        recommended method stated for that proprietary  cleaning agent, and wear
        protective   clothing,   eye   protecting   goggles   and  gloves  in  a
        well-ventilated space.

        In the event of the equipment failing, follow the procedures given under `Fault Finding Checks'.

6.      COSH Regulations

        None of the components or the complete apparatus as put into use generate or use any substances dealt with by these Regulations


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